EXHIBIT 99.2

JIBBITZ, LLC.
For the Period from Inception (August 2, 2005) through December 31, 2005 and the Nine Months Ending September 30, 2006

JIBBITZ, LLC.

REPORT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM

Board of Directors and Members
Jibbitz, LLC
Boulder, Colorado

We have audited the accompanying balance sheet of Jibbitz, LLC as of December 31, 2005, and the related statement of operations, changes in members' capital and cash flows for period from inception (August 2, 2005) through December 31, 2005.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jibbitz, LLC as of December 31, 2005, and the results of its operations and its cash flows for the period from inception (August 2, 2005) through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC

February 14, 2007
Denver, Colorado

JIBBITZ, LLC.

BALANCE SHEETS

(In thousands)

	As of
	September 30, 2006	December 31, 2005
ASSETS	(Unaudited)
Current assets:
Cash	$520	$31
Accounts receivable	536	23
Inventories	1,534	105
Prepaid expenses and other current assets	169	134
Total current assets	2,759	293
Property and equipment—net	214	7
Intangible assets—net	209	5
Other assets	4	15
Total assets	$3,186	$320
LIABILITIES AND MEMBERS’ CAPITAL
Current liabilities:
Accounts payable	$510	$92
Accrued expenses and other current liabilities	199	—
Note payable, related party	75	75
Line of credit, related party	500	150
Endorsement fee payable	173	—
Total liabilities	1,457	317
Members’ capital	1,729	3
Total liabilities and members’ capital	$3,186	$320

See notes to financial statements.

JIBBITZ, LLC.

STATEMENTS OF OPERATIONS

(In thousands)

	Nine Months Ended September 30,	For the period from Inception (August 2, 2005) through December 31,
	2006	2005
	(Unaudited)
Revenues	$8,275	$111
Cost of sales	2,549	73
Gross profit	5,726	38
Selling, general and administrative expense	2,168	52
Income (loss) from operations	3,558	(14)
Interest expense	32	2
Net income (loss)	$3,526	$(16)

See notes to financial statements.

JIBBITZ, LLC.
STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL

For the Period from Inception (August 2, 2005) through December 31, 2005 and the Nine Months Ending September 30, 2006

(In thousands)

	Members’	Retained	Total Members’
	Contributions	Earnings	Capital
BEGINNING BALANCE—August 2, 2005	$—	$—	$—
Member contributions	180	—	180
Net (loss)	—	(16)	(16)
Distributions to members	(161)	—	(161)
BALANCE—December 31, 2005	$19	$(16)	$3
Net income	—	3,526	3,526
Distributions to members	(1,800)	—	(1,800)
BALANCE—September 30, 2006 (unaudited)	$(1,781)	$3,510	$1,729

See notes to financial statements.

JIBBITZ, LLC.

STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,	For the period from Inception (August 2, 2005) through December 31,
	2006	2005
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$3,526	$(16)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	37	—
Changes in operating assets and liabilities:
Accounts receivable	(513)	(23)
Inventories	(1,429)	(105)
Prepaid expenses and other assets	(24)	(149)
Accounts payable	418	92
Accrued expenses and other liabilities	372	—
Cash provided by (used in) by operating activities	2,387	(201)
Cash flows from investing activities:
Cash paid for purchases of property and equipment	(224)	(7)
Cash paid for intangible assets	(224)	(5)
Cash used in investing activities	(448)	(12)
Cash flows from financing activities:
Proceeds from note payable, related party	—	75
Proceeds from line of credit, related party	350	150
Proceeds from issuance of members’ capital	—	180
Distribution paid to members	(1,800)	(161)
Cash (used in) provided by financing activities	(1,450)	244
Net increase in cash	489	31
Cash—beginning of period	31	—
Cash—end of period	$520	$31
Supplemental disclosure of cash flow information—cash paid during the period for: Interest	$32	$2

See notes to financial statements.

JIBBITZ, LLC.

NOTES TO FINANCIAL STATEMENTS

For the Period from Inception (August 2, 2005) through December 31, 2005 and the Nine Months Ending September 30, 2006

1.                 FORMATION AND  BUSINESS OF THE COMPANY

Jibbitz, LLC. (the “Company” or “Jibbitz”), was organized as a limited liability company (“LLC”) in Boulder, Colorado on August 2, 2005.  The Company specializes in the customization of Crocs footwear. Jibbitz is a unique accessory brand with colorful snap-on products specifically suited for Crocs shoes. As of February 16, 2007, more than 400 Jibbitz designs are available to consumers for personalizing and customizing their Crocs footwear.

2.                 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recognition of Revenues—Revenues are recognized when products are shipped and the customer takes title and assumes risk of loss, collection of related receivables is probable, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable. Title passes on shipment or on receipt by the customer depending on the country of the sale and the agreement with the customer. Allowances for estimated returns and discounts are recognized when related revenue is recorded.  No allowances have been recorded for the nine month period ending September 30, 2006 or for the period from inception (August 2, 2005) through December 31, 2005.

Shipping and handling costs—Amounts billed for shipping and handling costs are recorded as a component of revenues and totaled $118,000 for the nine month period ending September 30, 2006 and $2,000 for the period from inception (August 2, 2005) through December 31, 2005. Related costs paid to third party shipping companies are recorded in cost of sales and totaled $432,000 for the nine month period ending September 30, 2006 and $20,000 for the period from inception (August 2, 2005) through December 31, 2005.

Cash and Cash Equivalents—Cash and cash equivalents represent cash and short-term, highly liquid investments with maturities of three months or less at date of purchase. The carrying amounts reflected in the balance sheet for cash approximate fair value due to the short maturities.  At September 30, 2006 and December 31, 2005, the Company did not have any assets categorized as cash equivalents.

Inventories—Finished goods are valued at the lower of cost or net realizable value. Cost is determined on the first in, first out basis.  As of September 30, 2006 and December 31, 2005, the Company held only finished goods in inventory, $1,534,000 and $105,000 respectively.

Property and Equipment—Property and equipment is stated at cost.  Depreciation of equipment is computed using the straight-line method based on estimated useful lives ranging from 3 to 5 years. Leasehold improvements are amortized on the straight-line basis over their estimated economic useful lives or the lease term, whichever is shorter.

Intangible Assets Finite-Lived—Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, (“SFAS 142”) requires that intangible assets with finite lives be amortized over their estimated useful lives and reviewed for impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, (“SFAS 144”). The Company is currently amortizing its intangible assets with finite lives over periods ranging from three to ten years. Intangible assets are comprised of copyrights, patents, trademarks, the Company’s website and other custom developed software.

Impairment of Long-Lived Assets—In accordance with SFAS 144, the Company estimates the future undiscounted cash flows to be derived from an asset to assess whether or not a potential impairment exists when events or circumstances indicate the carrying value of a long-lived asset may be impaired. If the carrying value exceeds the estimate of future undiscounted cash flows, the Company calculates the impairment as the excess of the carrying value of the asset over the estimate of its fair value. There were no impairments recorded for the nine month period ending September 30, 2006 or for the period from inception (August 2, 2005) through December 31, 2005.

Loan Costs—Loan costs are capitalized and amortized over the life of the loan. The amortization costs are included in selling, general and administrative expenses.  Loan amortization expense for the nine month period ending September 30, 2007 were approximately $11,000.  No loan amortization expense was recorded for the period of inception (August 2, 2005) to December 31, 2005.

Advertising—Advertising costs are expensed as incurred and are included in selling, general and administrative expenses.  Advertising costs were $42,000 for the nine month period ending September 30, 2006 and  $4,000 for the period from inception (August 2, 2005) through December 31, 2005.

Income Taxes—The Company is a limited liability company and therefore is treated as a partnership and is not subject to tax at the entity level for federal and state income tax purposes. Rather, any income and losses of the Company are allocated directly to the individual members. No recognition has been given to federal income taxes in the accompanying financial statements.

Management Estimates—Management of the Company has made certain estimates and assumptions relating to the reporting of assets, liabilities, net sales and expenses and the disclosure of contingent assets and liabilities to prepare these  financial statements in conformity with accounting principles generally accepted in the United States of America. Significant areas requiring the use of management estimates relate to the allowance for doubtful accounts, returns and discounts, impairment assessments and charges, fair value of acquired intangibles, assessment of lower of cost or market on inventory, and useful lives assigned to long-lived assets. Actual results could differ from these estimates and the differences could be material.

Concentration of Risk—The Company considers its concentration risk related to accounts receivable to be mitigated by the Company’s credit policy, the significance of outstanding balances owed by each individual customer at any point in time and the geographic dispersion of these customers.

The Company relies on one external manufacturer for its products. Establishing a replacement source for the Company’s product offerings could require significant additional time and expense.

Unaudited Interim Financial Information—The interim financial information as of September 30, 2006 is unaudited and has been prepared on the same basis as the audited financial statements. In the opinion of management, such unaudited information includes all adjustments, consisting of normal recurring adjustments, necessary for fair presentation of the interim financial information. Operating results for the interim periods are not necessarily indicative of results for any subsequent periods. Certain information in the footnote disclosure normally included in annual financial statements has been condensed or omitted for the interim periods presented, in accordance with the rules and regulations of the Securities and Exchange Commission for interim financial statements.

2.                 RECENT ACCOUNTING PRONOUCEMENTS

In December 2004, the Financial Accounting Standards Board (“FASB”) issued  SFAS No. 153, Exchanges of Nonmonetary Assets (“SFAS 153”). The statement refines the measurement of exchanges of non-monetary assets between entities. The provisions of this statement are effective for fiscal periods beginning after June 15, 2005. Historically, the Company has not transacted significant exchanges of non-monetary assets, but future such exchanges would be accounted for under the standard, when effective.

In June 2006, the FASB—issued Emerging Issues Task Force (“EITF”) No.06-3 How Sales Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross Versus Net

 Presentation) (“EITF No. 06-3”), which states a company must disclose its accounting policy (i.e., gross or net presentation) regarding presentation of taxes within the scope of this Issue. If taxes included in gross revenues are significant, a company must disclose the amount of such taxes for each period for which an income statement is presented. The issue will be effective for the first annual or interim reporting period beginning after December 15, 2006. The disclosures are required for annual and interim financial statements for each period for which an income statement is presented. The Company will adopt this Issue effective January 1, 2007. Based on the Company’s current evaluation of this Issue, the Company does not expect the adoption of EITF No. 06-3 to have a significant impact on its results of operations or financial position.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurement (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. The Statement is effective for financial statements issued for the first annual or interim reporting period beginning after November 15, 2007. The Company is currently evaluating the impact this new standard will have on its future results of operations and financial position.

On September 13, 2006, the SEC issued Staff Accounting Bulletin No. 108 (“SAB 108”). SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a potential current year misstatement. Prior to SAB 108, companies could evaluate the materiality of financial statement misstatements using either the income statement or balance sheet approach, with the income statement approach focusing on new misstatements added in the current year, and the balance sheet approach focusing on the cumulative amount of misstatement present in a company’s balance sheet. Misstatements that would be material under one approach could be viewed as immaterial under another approach, and not be corrected. SAB 108 now requires companies to view financial statement misstatements as material if they are material according to either the income statement or balance sheet approach. The Company is currently evaluating the impact of SAB 108 and does not expect the adoption of SAB 108 to have a significant impact on its consolidated results of operations or financial position.

3.                 MEMBERS’ CAPITAL

An operating agreement of Jibbitz, LLC was established that identified the percentage of ownership interest in Jibbitz and the capital contributions required for the ownership interest.  Eleven legal entities contributed a total of $180,000 which accounted for 100% of the ownership interest in Jibbitz.

Distributions to the members shall be made ratably in proportion to the percentage interests of each member at such times and in such amounts as deemed appropriate by a majority of the three managers of the Company.

There are no voting rights attached to the percentage interests of the Company.  All power to manage, bind and act on behalf of the Company is vested in the three managers of the Company who own a majority of the percentage interest in the Company.

A member may not assign in whole or in part its interest in the Company without the prior written consent of a majority of the three managers of the Company.

4.                 PROPERTY AND EQUIPMENT

Property and equipment includes the following (in thousands):

	September 30, 2006	December 31, 2005
	(Unaudited)
Machinery and equipment	$154	$7
Leasehold improvements	77	—
Subtotal	231	7
Less accumulated depreciation	17	—
Total	$214	$7

Depreciation expense of $17,000 was recognized for the nine month period ending September 30, 2006 and less than $500 was recognized for the period from inception (August 2, 2005) through December 31.

5.                 INTANGIBLE ASSETS

Intangible assets that are determined to have finite lives are amortized over their useful lives on a straight-line basis. The following table summarizes the Company’s identifiable intangible assets as of September 30, 2006 and December 31, 2005 (in thousands):

	September 30, 2006			December 31, 2005
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
		(Unaudited)
Finite life intangible assets:
Patents, copyrights, trademarks	$81	$(3)	$78	$2	$—	$2
Capitalized software/Website Development	148	(17)	131	3	—	3
Total	$229	$(20)	$209	$5	$—	$5

Amortization expense for the nine month period ending September 30, 2006 was $20,000.  As of December 31, 2005, all patents, copyrights and trademarks were still pending and none of the capitalized software or website developments were in service.  Therefore, no amortization expense was recognized for the period from inception (August 2, 2005) through December 31, 2005. Estimated future annual amortization of intangible assets is as follows (in thousands):

Years ending December 31,
2006 (period from October 1, 2006 through December 31, 2006)	$13
2007	58
2008	58
2009	30
2010	8
2011	8
Thereafter	34
Total	$209

6.                 NOTES PAYABLE AND LINE OF CREDIT-RELATED PARTY

Notes payable includes the following (in thousands):

	September 30,	December 31,
	2006	2005
	(Unaudited)

Notes payable	$75	$75
Line of Credit	500	150
Total	$575	$225

The Company has obtained financing from Waymire Trading Company (a related party) under two separate facilities:  a revolving line of credit and a term loan.

The revolving line of credit commenced on December 13, 2005 and provides for $1,500,000 availability based on a calculated borrowing base considering accounts receivable, inventory and cash on hand.  The line of credit bears interest at 7% per annum.  As of December 31, 2005, $150,000 was outstanding on this credit facility.

The term loan provided $75,000 in cash on the loan commencement date of December 13, 2005 and bears a 7% annual interest rate and becomes due on December 12, 2006.

Both the line of credit and term loan become immediately due in the event of a sale of the Company’s ownership or assets.  Effective December 1, 2006, the line of credit and term loan were paid in full.

Waymire Trading Company is the trustee of three trusts which combined have a 5% ownership interest in Jibbitz.

7.                 RELATED PARTY TRANSACTION

In June 2006, the Company began using an inventory management software that it leases from Greylock, LLC. Greylock, LLC is 48.75% owned by the members of Jibbitz. The Company pays a monthly license fee of $2,995 for certain defined access to the software plus customization costs.  As of September 30, 2006, the Company had paid $8,985 in licensing fees and $33,303 in customization costs.

8.                 COMMITMENTS AND CONTINGENCIES

On February 1, 2006, the Company entered into a 12 month agreement to lease all of its employees from TriNet.  The general terms and conditions of this agreement restricts TriNet from raising any contracted employee rates for the term of the agreement.  After the initial 12 month period, the contract reverts to a month to month contract whereby either party can terminate the contract at any time with 30 day notice.  Neither TriNet nor the Company can assign this agreement or its rights and duties without the prior written consent of the other party.

In March 2006, the Company entered into a lease agreement with Westland Development Services for a 10,000 square foot facility in Boulder, Colorado.  This lease commenced on March 18, 2006 and terminates on May 31, 2009 and has two (2) one-year renewal options.  Base rent will be approximately $272,000 over the initial term of the lease.  The lease also provides that the  tenant improvements associated with this property will be amortized over the initial term of the lease and will carry interest at the fixed prime rate of 7.5% APR.

The Company’s total rent expense was $64,000 for the nine month period ending September 30, 2006 and $0 for the period from inception (August 2, 2005) through December 2005.  Estimated future rent expense is as follows (in thousands):

Years ending December 31,
2006	$21
2007	85
2008	88
2009	37
Total	$231

9.                 OPERATING SEGMENTS AND RELATED INFORMATION

The Company primarily designs, manufactures, and markets footwear charms under the Jibbitz-brand. All products are manufactured using the same manufacturing process. The Company markets its product to retailers and conducts its own retail sales over the internet. Other than revenues and certain direct operating costs, the Company does not maintain discrete financial information for its distribution and retail operations. Accordingly, operating results are assessed on an aggregate basis to make decisions about necessary resources and in assessing performance. Consequently, under the provisions of SFAS No. 131, Disclosure About Segments of an Enterprise and Related Information (“SFAS 131”), the Company has one reportable segment for financial statement purposes.

All long-lived assets were located in the United States at September 30, 2006 and December 31, 2005. Geographic information about revenues from external customers is presented below (in thousands):

	Nine Months Ended September 30,	For the period from Inception (August 2, 2005) through December 31,
	2006	2005
	(Unaudited)
Revenue
United States	$7,193	$111
Canada	817	—
All other countries	265	—
	$8,275	$111

There were no customers that comprised greater than 10% of revenues for the nine months ended September 30, 2006 or for the period ended December 31, 2005.

10.          LICENSING AND MATERIAL AGREEMENTS

On September 29, 2006, the Company and Crocs, Inc. (“Crocs”) entered into an endorsement agreement (the “Endorsement Agreement”) providing that Crocs will publicly endorse the products of the Company and grant a license to the Company for certain Crocs trademarks. Crocs also allowed the Company to access Crocs’ network of distribution and retailers. As consideration,  the Company was charged a 15% royalty on gross sales during the term of the Endorsement Agreement plus $500,000. The term of the Endorsement Agreement was from September 1, 2006 through December 1, 2006.

11.          LEGAL PROCEEDINGS

There was no pending litigation against Jibbitz as of September 30, 2006 or  December 31, 2005.  Although the Company is subject to litigation from time to time in the ordinary course of its business, the Company is not party to any pending legal proceedings that the Company believes will have a material adverse impact on its business.

12.          SUBSEQUENT EVENTS

On December 1, 2006, 100% of the membership interests of the Company were acquired by Crocs pursuant to a membership interest purchase agreement by and among the Company and the members of Jibbitz dated September 29, 2006 for $10 million in cash. The cash purchase price is subject to adjustment based on the closing date balance sheet of Jibbitz.  Crocs also paid approximately $3.2 million in accrued liabilities of the Company at the closing.  The membership interest purchase agreement also provides for  potential earn-out consideration for the former Jibbitz members of up to an additional $10 million based on Jibbitz’s earnings before interest and taxes over the three years following the closing of the acquisition.